SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20543

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) April 24, 2007

HIGHLAND HOSPITALITY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-31906	57-1183293
(State or other jurisdiction of incorporation or organization)	Commission File Numbers	(I.R.S. Employer Identification Number)

8405 Greensboro Drive, Suite 500, McLean, Virginia 22102

(Address or principal executive office) (Zip code)

Registrant’s telephone number, including area code: (703) 336-4901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Highland Hospitality Corporation

Form 8-K

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 24, 2007, Highland Hospitality Corporation, a Maryland corporation (the “Company”) and Highland Hospitality, L.P., a Delaware limited partnership (the “Operating Partnership”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Blackjack Holdings, LLC, a Delaware limited liability company (“Parent”), Blackjack Merger Corporation, a Maryland corporation and wholly owned subsidiary of the Parent (“MergerCo”), and Blackjack Merger Partnership, LP, a Delaware limited partnership whose general partner is MergerCo (“Merger Partnership”). Parent, MergerCo, and Merger Partnership (collectively, the “Buyer Parties”) are affiliates of JER Partners Acquisitions IV, LLC (“JER”). The Merger Agreement and the transactions contemplated thereby were approved unanimously by the Company’s Board of Directors and the Board of Directors of HHC GP Corporation, a wholly owned subsidiary of the Company and the sole general partner of the Operating Partnership (“GP”).

Pursuant to the Merger Agreement, at closing the Company will be merged into MergerCo with MergerCo continuing as the surviving corporation (the “Company Merger”). Immediately after the Company Merger, Merger Partnership will be merged into the Operating Partnership with the Operating Partnership continuing as the surviving limited partnership (the “Partnership Merger,” and together with the Company Merger, the “Mergers”).

At the effective time of the Mergers, (i) each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Company Merger will be converted automatically into the right to receive $19.50 in cash, (ii) each share of 7.8750% Series A Preferred Stock of the Company issued and outstanding immediately prior to the effective time of the Company Merger will be converted automatically into the right to receive one share of 7.8750% Series A Preferred Stock of MergerCo having terms materially the same as the terms of the Company’s Series A Preferred Stock (“MergerCo Preferred Stock”), and (iii) each unit of limited partnership interest in Operating Partnership issued and outstanding immediately prior to the effective time and not owned by the Company or any of its subsidiaries or by MergerCo will be converted automatically into the right to receive $19.50 in cash. As promptly as practicable following the Company Merger, and following the requisite notice periods, MergerCo will liquidate, in connection with which the holders of the MergerCo Preferred Stock will be entitled to receive a $25.00 liquidation preference per share plus any then accrued but unpaid dividends.

Each outstanding restricted stock award, to the extent not previously vested, shall become fully vested and free of any forfeiture restrictions immediately prior to the effective time of the Company Merger. Each warrant to purchase Company common stock will be cancelled in exchange for the right to receive a single lump sum cash payment, equal to the product of (i) the number of Company common shares subject to such Company warrant immediately prior to the effective time of the Company Merger, and (ii) the excess, if any, of the amount of the difference between $19.50 and the exercise price per share of any such Company warrant.

The Company, the Operating Partnership and the Buyer Parties have made customary representations, warranties and covenants in the Merger Agreement, including, among others, the Company’s covenant not to, nor to permit the Operating Partnership or any other subsidiary of the Company to, solicit alternative transactions or, subject to certain exceptions, participate in discussions relating to an alternative transaction or furnish non-public information relating to an alternative transaction. The Company will not be permitted to pay further cash dividends on its common stock unless required to maintain its qualification as a real estate investment trust under the Internal Revenue Code.

The Mergers are subject to customary closing conditions including, among other things, the adoption of the Merger Agreement by the affirmative vote of holders of at least a majority of the outstanding common stock of the Company. The closing of the Mergers is not subject to a financing condition.

The Merger Agreement contains certain termination rights for both the Parent, on the one hand, and the Company, on the other, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay a fee of $50 million to Parent, or to reimburse up to $15 million of Parent’s expenses. Parent may be required, upon termination of the Merger Agreement under specified circumstances, to pay a fee of $50 million to Company, or to reimburse up to $15 million of Company’s expenses.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

Cautionary Statements

The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants made by the parties in the Merger Agreement are qualified and limited, including by information in the schedules referenced in the Merger Agreement that the Company delivered in connection with the execution of the Merger Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its affiliates.

Additional Information and Where to Find It:

In connection with the proposed merger and required shareholder approval, Highland will file a proxy statement with the Securities and Exchange Commission (“SEC”). Investors and security holders are urged to read the proxy statement when it becomes available because it will contain important information about the proposed merger.

Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Highland at the SEC website at http://www.sec.gov . We also make available free of charge through our Internet site our filings with the Securities and Exchange Commission as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the Securities and Exchange Commission.

Participants in the Solicitation

Highland and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Highland’s participants in the solicitation is set forth in Highland’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of April 24, 2007, by and among Highland Hospitality Corporation, Highland Hospitality, L.P., Blackjack Holdings, LLC, Blackjack Merger Corporation and Blackjack Merger Partnership, LP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 26, 2007

HIGHLAND HOSPITALITY CORPORATION

By:	/s/ Douglas W. Vicari
Douglas W. Vicari
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number
2.1	Agreement and Plan of Merger, dated as of April 24, 2007, by and among Highland Hospitality Corporation, Highland Hospitality, L.P., Blackjack Holdings, LLC, Blackjack Merger Corporation and Blackjack Merger Partnership, LP